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                                                                   EXHIBIT 10.10


COMERICA LOGO

                        REVOLVING CREDIT LOAN & SECURITY
                                    AGREEMENT
                            (ACCOUNTS AND INVENTORY)

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OBLIGOR #          NOTE #                AGREEMENT DATE

                                         April 16, 1997
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CREDIT LIMIT                INTEREST RATE                 OFFICER NO./INITIALS
                                           B+1.25%
             $250,000.00                     9.75%        48711  Thomas M. Hicks
================================================================================

      THIS AGREEMENT is entered into on April 16, 1997, between COMERICA BANK-CALIFORNIA ("Bank") as secured party, whose Headquarter Office is 333 West Santa Clara Street, San Jose, CA and Masimo Corporation ("Borrower"), a Delaware corporation whose sole place of business (if it has only one), chief executive office (if it has more than one place of business) or residence (if an individual) is located at 23361 Madero Street, Suite 100, Mission Viejo, CA. The parties agree as follows:

1.      DEFINITIONS.

        1.1 "Agreement" as used in this Agreement means and includes this Revolving Credit Loan & Security Agreement (Accounts and Inventory), any concurrent or subsequent rider to this Revolving Credit Loan & Security Agreement (Accounts and Inventory) and any extensions, supplements, amendments or modifications to this Revolving Credit Loan & Security Agreement (Accounts and Inventory) and to any such rider.

        1.2 "Bank Expenses" as used in this Agreement means and includes: all costs or expenses required to be paid by Borrower under this Agreement which are paid or advanced by Bank; taxes and insurance premiums of every nature and kind of Borrower paid by Bank; filing, recording, publication and search fees, appraiser fees, auditor fees and costs, and title insurance premiums paid or incurred by Bank in connection with Bank's transactions with Borrower; costs and expenses incurred by Bank in collecting the Receivables (with or without suit) to correct any default or enforce any provision of this Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, disposing of, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; costs and expenses of suit incurred by Bank in enforcing or defending this Agreement or any portion hereof, including, but not limited to, expenses incurred by Bank in attempting to obtain relief from any stay, restraining order, injunction or similar process which prohibits Bank from exercising any of its rights or remedies; and attorneys' fees and expenses incurred by Bank in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Agreement, or any portion hereof or any agreement related hereto, whether or not suit is brought. Bank Expenses shall include Bank's in-house legal charges at reasonable rates.

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        1.3 "Base Rate" as used in this Agreement means that variable rate of interest so announced by Bank at its headquarters office in San Jose, California as its "Base Rate" from time to time and which serves as a basis upon which effective rates of interest are calculated for those loans making reference thereto.

        1.4 "Borrower's Books" as used in this Agreement means and includes all of the Borrower's books and records including but not limited to: minute books; ledgers; records indicating, summarizing or evidencing Borrower's assets, liabilities, Receivables, business operations or financial conditions, and all information relating thereto, computer programs, computer disk or tape files; computer printouts; computer runs; and other computer prepared information and equipment of any kind.

        1.5 "Borrowing Base" as used in this Agreement means the sum of "(1) seventy-five percent (75%) of the net amount of Eligible Accounts after deducting therefrom all payments, adjustments and credits applicable thereto ("Accounts Receivable Borrowing Base"); and (2) the amount, if any, of the advances against inventory agreed to be made pursuant to any Inventory Rider ("Inventory Borrowing Base"), and other rider, amendment or modification to this Agreement, that may now or hereafter be entered into by Bank and Borrower.

        1.6 "Cash Flow" as used in this Agreement means, for any applicable period of determination, the Net Income (after deduction for income taxes and other taxes of such person determined by reference to income or profits of such person) for such period, plus, to the extent deducted in computation of such Net Income, the amount of depreciation and amortization expenses and the amount of deferred tax liability during such period, all as determined in accordance with GAAP. The applicable period of determination will be __________N/A____________, beginning with the period from __________________ to ________________.

        1.7 "Collateral" as used in this Agreement means and includes each and all of the following: the Receivables; the Intangibles; the negotiable collateral, the Inventory; all money, deposit accounts and all other assets of Borrower in which Bank receives a security interest or which hereafter come into the possession, custody or control of Bank, and the proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the collateral and any and all Receivables, Intangibles, negotiable collateral, inventory, equipment, money, deposit accounts or other tangible and intangible property of borrower resulting from the sale of other disposition of the collateral, and the proceeds thereof. Notwithstanding anything to the contrary contained herein, collateral shall not include any waste or other materials which have been or may be designated as toxic or hazardous by Bank.

        1.8 "Credit" as used in this Agreement means all Obligations, except those obligations arising pursuant to any other separate contract, instrument, note, or other separate agreement which, by its terms, provides for a specified interest rate and term.

        1.9 "Current Assets" as used in this Agreement means, as of any applicable date of determination, all cash, non-affiliated customer receivables, United States government securities, claims against the United States government, and inventories.

        1.10 "Current Liabilities" as used in this Agreement means, as of any applicable date of determination (i) all liabilities of a person that should be classified as current in accordance

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with GAAP, including without limitation any portion of the principal of the indebtedness classified as current, plus (ii) to the extent not otherwise included, all liabilities of the Borrower to any of its affiliates whether or not classified as current in accordance with GAAP.

        1.11 "Daily Balance" as used in this Agreement means the amount determined by taking the amount of the Credit owed at the beginning of a given day, adding any new Credit advanced or incurred on such date, and subtracting any payments or collections which are deemed to be paid and are applied by Bank in reduction of the Credit on that date under the provisions of this Agreement.

        1.12 "Eligible Accounts" as used in this Agreement means and includes those accounts of Borrower which are due and payable within thirty (30) days, or less, from the date of invoice (or, if approved in writing by Bank, sixty (60) days from the date of invoice), have been validly assigned to Bank and strictly comply with all of Borrower's warranties and representations to Bank; but Eligible Accounts shall not include the following: (a) accounts with respect to which the account debtor is an officer, employee, partner, joint venturer or agent of Borrower; (b) accounts with respect to which goods are placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional; (c) accounts with respect to which the account debtor is not a resident of the United States, except to the extent such accounts are supported by a letter of credit in form and content and from an issuer approved by Bank, or to the extent the account debtor is NEC Corporation ("NEC") or Kontron Corporation ("Kontron"); (d) accounts with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States; (e) accounts with respect to which the account debtor is any State of the United States or any city, county, town municipality or division thereof; (f) accounts with respect to which the account debtor is a subsidiary of, related to, affiliated or has common shareholders, officers or directors with Borrower; (g) accounts with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (h) accounts not paid by an account debtor within ninety (90) days from the date of the invoice; (i) accounts with respect to which account debtors dispute liability or make any claim, or has any defense, crossclaim, counterclaim, or offset; (j) accounts with respect to which any Insolvency Proceeding is filed by or against the account debtor, or if an account debtor becomes insolvent, fails or goes out of business; and (k) accounts owed by any single account debtor, other than NEC or Kontron, which exceed twenty percent (20%) of all of the Eligible Accounts, or accounts owed by NEC or Kontron which exceed the sum of One Hundred Thousand Dollars ($100,000.00); and (1) accounts with a particular account debtor on which over twenty-five percent (25%) of the aggregate amount owing is greater than ninety
(90) days from the date of the invoice or, with respect to the Kontron accounts, greater than one hundred twenty (120) days from the date of the invoice.

        1.13 "Event of Default" as used in this Agreement means those events described in Section 7 contained herein below.

        1.14 Intentionally Omitted.

        1.15 "GAAP" as used in this Agreement means as of any applicable period, generally accepted accounting principles in effect during such period.

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        1.16 "Insolvency Proceeding" as used in this Agreement means and includes any proceeding or case commenced by or against the Borrower, or any guarantor of Borrower's Obligations, or any borrower's account debtors, under any provisions of the Bankruptcy Code, as amended, or any other bankruptcy or insolvency law, including but not limited to assignments for the benefit of creditors, formal or informal moratoriums, composition or extensions with some or all creditors, any proceeding seeking reorganization, arrangement or any other relief under the Bankruptcy code, as amended, or any other bankruptcy or insolvency law.

        1.17 "Intangibles" as used in this Agreement means and includes all Borrower's present and future general Intangibles and other personal property (including, without limitation, any and all rights in any legal proceeding, goodwill, patents, trade names, copyrights, trademarks, blueprints, drawings, purchase orders, computer programs, computer disks, computer tapes, literature, reports, catalogs and deposit accounts) other than goods and Receivables, as well as Borrower's Books relating to any of the foregoing.

        1.18 "Inventory" as used in this Agreement means and includes all present and future inventory in which Borrower has any interest, including, but not limited to, goods held by Borrower for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, advertising materials and packing and shipping materials, wherever located and any documents of title representing any of the above, and any equipment, fixtures or other property used in the storing, moving, preserving, identifying, accounting for and shipping or preparing for the shipping of inventory, and any and all other items hereafter acquired by Borrower by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and the resulting product or mass, and any documents of title respecting any of the above.

        1.19 "Net Income" as used in this Agreement means the net income (or loss) of a person for any period determined in accordance with GAAP but excluding in any event:

             (a) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account on any excluded losses; and

             (b) in the case of the Borrower, net earnings of any Person in which Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash distributions.

      1.20 "Judicial Officer or Assignee" as used in this Agreement means and includes any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of trustee, receiver, controller, custodian or assignee for the benefit of creditors.

      1.21 "Obligations" as used in this Agreement means and includes any and all loans, advances, overdrafts, debts, liabilities (including, without limitation, any and all amounts charged to Borrower's account pursuant to any agreement authorizing Bank to charge Borrower's account), obligations, lease payments, guaranties, covenants and duties owing by Borrower to Bank of any kind and description whether advanced pursuant to or evidenced by this Agreement; by any note or other instrument; or by any other agreement between

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Bank and Borrower and whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including, without limitation, any debt, liability or obligation owing from Borrower to others which Bank may have obtained by assignment, participation, purchase or otherwise, and further including, without limitation, all interest not paid when due and all Bank Expenses which Borrower is required to pay or reimburse by this Agreement, by law, or otherwise.

        1.22 "Person" or "person" as used in this Agreement means and includes any individual, corporation, partnership, joint venture, association, trust unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

        1.23 "Receivables" as used in this Agreement means and includes all presently existing and hereafter arising accounts, instruments, documents, chattel paper, general intangibles, all other forms of obligations owing to Borrower, all of Borrower's rights in, to and under all purchase orders heretofore or hereafter received, all moneys due to Borrower under all contracts or agreements (whether or not yet earned or due), all merchandise returned to or reclaimed by Borrower and the Borrower's books (except minutes books) relating to any of the foregoing.

        1.24 "Subordinated Debt" as used in this Agreement means indebtedness of the Borrower to third parties which has been subordinated to the Obligations pursuant to a subordination agreement in form and content satisfactory to the Bank.

        1.25 Intentionally Omitted.

        1.26 "Tangible Effective Net Worth" as used in the Agreement means net worth as determined in accordance with GAAP consistently applied, increased by Subordinated Debt, if any, and decreased by the following: patents, licenses, goodwill, subscription lists, organization expenses, trade receivables converted to notes, money due from affiliates (including officers, directors, subsidiaries and commonly held companies).

        1.27 "Tangible Net Worth" as used in the Agreement means, as of any applicable date of determination, the excess of

             a. the net book value of all assets of a person (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and similar tangible assets) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), over

             b. all Debt of such person.

        1.28 "Total Liabilities" as used in this Agreement means the total of all items of indebtedness, obligation or liability which, in accordance with GAAP consistently applied, would be included in determining the total liabilities of the Borrower as of the date total Liabilities is to be determined, including without limitation (a) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired, whether or not the obligations secured thereby shall have been assumed; (b) all obligations which are capitalized lease obligations; and (c) all guaranties, endorsements or other contingent or

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surety obligations with respect to the indebtedness of others, whether or not reflected on the balance sheets of the Borrower, including any obligation to furnish funds, directly or indirectly through the purchase of goods, supplies, services, or by way of stock purchase, capital contribution, advance or loan or any obligation to enter into a contract for any of the following.

        1.29 "Working Capital" as used in this Agreement means, as of any applicable date of determination, Current Assets less Current Liabilities.

        1.30 Any and all terms used in this Agreement shall be construed and defined in accordance with the meaning and definition of such terms under and pursuant to the California Uniform Commercial Code (hereinafter referred to as the "Code") as amended.

2.      LOAN AND TERMS OF PAYMENTS

For value received, Borrower promises to pay to the order of Bank such amount, as provided for below, together with interest, as provided for below.

      2.1 Upon the request of Borrower, made at any time and from time to time during the term hereof, and so long as no Event of Default has Occurred, Bank shall lend to Borrower an amount equal to the Borrowing Base; provided, however, that in no event shall Bank be obligated to make advances to or under this
Section 2.1 whenever the Daily Balance exceeds, at any time, either the Borrower Base or the sum of Two Hundred Fifty Thousand Dollars ($250,000.00), such amount being referred to herein as an "Overadvance".

      2.2 Except as hereinbelow provided, the Credit shall bear interest, on the Daily Balance owing, at a rate of One and 250/1000 (1.250) percentage points per annum above the Base Rate (the "Rate"). The Credit shall bear interest, from and after the occurrence of an Event of Default and without constituting a waiver of any such Event of Default, on the Daily Balance owing, at a rate of three (3) percentage points per annum above the Rate. All interest chargeable under this Agreement that is based upon a per annum calculation shall be computed on the basis of a three hundred sixty (360) day year for actual days elapsed.

             The Base Rate as of the date of this Agreement is Eight and 500/100 percent (8.500%) per annum. In the event that the Base Rate announced is, from time to time hereafter changed, adjustment in the Rate shall be made and based on the Base Rate in effect on the date of such change. The Rate, as adjusted, shall apply to the Credit until the Base Rate is adjusted again. The minimum interest payable by the Borrower under this Agreement shall in no event be less than __________N/A__________ per month. All interest payable by Borrower under the Credit shall be due and payable on the first day of each calendar month during the term of the Agreement and Bank may, at its option, elect to treat such interest and any and all Bank Expenses as advances under the Credit, which amounts shall thereupon constitute Obligations and shall thereafter accrue interest at the rate applicable to the Credit under the terms of the Agreement.

        2.3 Without affecting Borrower's obligation to repay immediately any Overadvance in accordance with Section 2.1 hereof, all Overadvances shall bear additional interest on the amount thereof at a rate equal to ____ N/A ____ (___N/A___%) percentage points per month in excess of the interest rate set forth in Section 2.2, from the date incurred and for each month thereafter, until repaid in full.

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        2.4 A fee of 0.375% per annum of the unused commitment is to be calculated and payable in arrears on a quarterly basis.

3.     TERM

        3.1 This Agreement shall remain in full force and effect until July 15, 1998, or until terminated by notice by Borrower. Notice of such termination by Borrower shall be effectuated by mailing of a registered or certified letter not less than thirty (30) days prior to the effective date of such termination, addressed to the Bank at the address set forth herein and the termination shall be effective as of the date so fixed to such notice. Notwithstanding the foregoing, should Borrower be in default of one or more of the provisions of the Agreement, Bank may terminate this Agreement at any time without notice. Notwithstanding the foregoing, should either Bank or Borrower become insolvent or unable to meet its debts as they mature, or fail, suspend, or go out of business, the other party shall have the right to terminate this Agreement at any time without notice. On the date of termination all Obligations shall become immediately due and payable without notice or demand; no notice of termination by Borrower shall be effective until Borrower shall have paid all Obligations to Bank in full. Notwithstanding termination, until all Obligations have been fully satisfied, Bank shall retain its security interest in all existing Collateral and Collateral arising thereafter, and Borrower shall continue to perform all of its Obligations.

      3.2 After termination and when Bank has received payment in full of Borrower's Obligations to Bank, Bank shall reassign to Borrower all Collateral held by Bank, and shall execute a termination of all security Agreements and security interests given by Borrower to Bank, upon the execution and delivery of mutual general releases.

4.    CREATION OF SECURITY INTEREST

        4.1 Borrower hereby grants to Bank a continuing security interest in all presently existing and hereafter arising Collateral in order to secure prompt repayment of any and all Obligations owed by Borrower to Bank and in order to secure prompt performance by Borrower of each and all of its covenants and obligations under the Agreement and otherwise created. Bank's security interest in the Collateral, including proceeds, is evidenced by or consists of a letter of credit, advance of credit, instrument, money, negotiable documents, chattel paper or similar property (collectively "Negotiable Collateral"), Borrower shall, immediately upon receipt thereof, endorse and assign such Negotiable Collateral over to the Bank and deliver actual physical possession of the Negotiable Collateral to Bank.

      4.2 Bank's security interest in Receivables shall be attached to all Receivables without further act on the part of Bank or Borrower. Upon request from Bank, Borrower shall provide Bank with schedules describing all Receivables created or acquired by Borrower (including without limitation agings listing the names and addresses of, and amounts owing by date by account debtors), and shall execute and deliver written assignments of all Receivables to Bank all in a form acceptable to Bank, provided, however, Borrower's failure to execute and deliver such schedules and/or assignments shall not affect or limit Bank's security interest and other rights in and to the Receivables. Together with each schedule, Borrower shall furnish Bank with copies of Borrower's customers' invoices or the equivalent, and original shipping or delivery receipts for all merchandise sold, and Borrower warrants the genuineness thereof. After an event of default, Bank or Bank's designee may notify customers or account debtors of the assignment of such Accounts to Bank and to direct such

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customers or account debtors to make payment of all amounts due or to become due to Borrower thereunder directly to Bank and, upon such notification and at the expense of Borrower, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Borrower might have done, and to charge such collection costs and expenses to Borrower's account, but unless and until Bank does so or gives Borrower other written instructions, Borrower shall collect all Receivables for Bank, receive in trust all payments thereon as Bank's trustee, and, if so requested to do so from Bank, Borrower shall immediately deliver said payments to Bank in their original form as received from the account debtor and all letters of credit, advices of credit, instruments, documents, chattel paper or any similar property evidencing or constituting Collateral. After an event of default, or to the extent necessary to avoid an Overadvance, if sales of Inventory are made for cash, Borrower shall immediately deliver to Bank, in identical form, all such cash, checks, or other forms of payment which Borrower receives. The receipt of any check or other item of payment by Bank shall not be considered a payment on account until such check or other item of payment is honored when presented for payment, in which event, said check or other item of payment shall be deemed to have been paid to Bank two (2) calendar days after the date Bank actually receives such check or other item of payment.

      4.3 Bank's security interest in Inventory shall attach to all inventory without further act on the part of Bank, or Borrower. Upon Bank's request after an event of default Borrower will from time to time at Borrower's expense pledge, assemble and deliver such Inventory to Bank or to a third party as Bank's bailee; or hold the same in trust for Bank's account or store the same in a warehouse in Bank's name; or deliver to Bank documents of title representing said Inventory; or evidence of Bank's security interest in some other manner acceptable to Bank. Until a default by Borrower under this Agreement or any other Agreement between Borrower and Bank, Borrower may, subject to the provisions hereof and consistent herewith, sell the Inventory, but only in the ordinary course of Borrower's business. A sale of Inventory in Borrower's ordinary course of business does not include an exchange or a transfer in partial or total satisfaction of a debt owing by Borrower.

      4.4 Borrower shall execute and deliver to Bank concurrently with Borrower's execution of the Agreement, and at any time or times hereafter at the request of Bank, all financing statements, continuation financing statements, security agreements, mortgages, assignments, certificates of title, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and maintain perfected Bank's security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement. Borrower hereby irrevocably makes, constitutes and appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's true and lawful attorney-in-fact with owner to sign the name of Borrower on any financing statements, continuation financing statement, security agreement, mortgage, assignment, certificate of title, affidavit, letter of authority, notice of other similar documents which must be executed and/or filed in order to perfect or continue perfected Bank's security interest in the Collateral.

     Borrower shall make appropriate entries in Borrower's Books disclosing Bank's security interest in the Receivables. Bank (through any of its officers, employees or agents) all have the right at any time or times hereafter during Borrower's usual business hours, or during the usual business hours of any third party having control over the records of



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Borrower, to inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter, relating to, said Collateral and Borrower's financial condition.

        4.5 Borrower appoints Bank, or any other person whom Bank may designate, commencing upon an event of default, as Borrower's attorney-in-fact, with power to endorse Borrower's name on any checks, notes acceptances, money order, drafts or other forms of payment or security that may come into Bank's possession; to sign Borrower's name on any invoice or bill of lading relating to any Receivables, on drafts against account debtors, on schedules and assignments of Receivables, on verifications of Receivables and on notices to account debtors; to establish a lock box arrangement and/or to notify the post office authorities to change the address for delivery of Borrower's mail addressed to Borrower to an address designated by Bank, to receive and open all mail addressed to Borrower, and to retain all mail related to the Collateral and forward all other mail to Borrower; to send, whether in writing or by telephone, requests for verification of Receivables; and to do all things necessary to carry out this Agreement. Borrower ratifies and approves all acts of the attorney-in-fact. Neither Bank nor its attorney-in-fact will be liable for any acts or omissions or for any error of judgement or mistake of fact or law. This power being coupled with an interest, is irrevocable so long as any Receivables in which Bank has a security interest remain unpaid and until the Obligations have been fully satisfied.

        4.6 In order to protect or prefect any security interest which Borrower is granted hereunder, Borrower may, in its sole discretion, discharge any lien or encumbrance or bond the same, pay any insurance, maintain guards, warehousemen, or any personnel to protect the Collateral, pay any service bureau, or, obtain any records, and all costs for the same shall be added to the Obligation and shall be payable on demand.

        4.7 Borrower agrees that Bank may provide information relating to this Agreement or relating to Borrower to Bank's parent, affiliates, subsidiaries and services providers.

5.      CONDITIONS PRECEDENT

        5.1 Conditions precedent to the making of the loans and the extension of the financial accommodations hereunder, Borrower shall execute, or cause to be executed, and deliver to Bank, in form and substance satisfactory to Bank and its counsel, the following:

             a. This Agreement and other documents required by Bank.

             b. Financing statements (Form UCC-1) in form satisfactory to Bank for filing and recording with the appropriate governmental authorities.

             c. If Borrower is a corporation, the certified extracts from the minutes of the meeting of its board of directors, authorizing the borrowings and the granting of the security interest provided for herein and authorizing specific officers to execute and deliver the agreements provided for herein;

             d. If Borrower is a corporation, then a certificate of good standing showing that Borrower is in good standing under the laws of the state of its incorporation and certificates indicating that Borrower is qualified to transact business and is in good standing in any other state in which it is required to be qualified to transact business;

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             e. If Borrower is a partnership, then a copy of Borrower's partnership agreement certified by each general partner of Borrower;

             f. UCC searches, tax lien and litigation searches, fictitious business statement filings, insurance certificates, notices or other similar documents which Bank may reasonably require and in such form as Bank may reasonably require, in order to reflect, perfect or protect Bank's first priority security interest in the Collateral and in order to fully consummate all of the transactions contemplated under the Agreement;

             g. Evidence that Borrower has obtained insurance and acceptable endorsements;

             h. Waivers executed by landlords and mortgages of any real property on which any Collateral is located; and

             i. Customary warranties and representations of officers on behalf of Borrower.

6.      WARRANTIES REPRESENTATIONS AND COVENANTS

        6.1 If so requested by Bank, Borrower shall, at such intervals designated by Bank, during the term hereof execute and deliver a Report of Accounts Receivable or similar report, in form customarily used by Bank. Borrower's Borrowing Base at all times pertinent hereto shall not be less than the advances made hereunder. Bank shall have the right to recompute Borrower's Borrowing Base in conformity with this Agreement.

        6.2 If any warranty is breached as to any account, or any account is not paid in full by an account debtor within ninety (90) days, or, with respect to Kontron, one hundred twenty (120) days, from the date of invoice, or an account debtor disputes liability or makes any claim with respect thereto, or a petition in bankruptcy or other application for relief under the Bankruptcy Code or any other insolvency law is filed by or against an account debtor, or an account debtor makes an assignment for the benefit of creditors, becomes insolvent, fails or goes out of business, then Bank may deem ineligible any and all accounts owing by that account debtor, and reduce Borrower's Borrowing Base by the amount thereof. Bank may retain its security interest in all Receivables and accounts, whether eligible or ineligible, until all Obligations have been fully paid and satisfied. Returns and allowances, if any, as between Borrower and its customers, will be on the same basis and in accordance with the usual customary practices of the Borrower, as they exist at this time. Any merchandise which is returned by an account debtor or otherwise recovered shall be set aside, marked with Bank's name, and Bank shall retain a security interest therein. Borrower shall promptly notify Bank of all disputes and claims and settle or adjust them on terms approved by Bank. After default by Borrower hereunder, no discount, credit or allowance shall be granted to any account debtor by Borrower and no return of merchandise shall be accepted by Borrower without Bank's consent. Bank may, after default by Borrower, settle or adjust disputes and claims directly with account debtors for amounts and upon terms which Bank considers advisable, and in such cases Bank will credit Borrower's account with only the net amounts received by Bank in payment of the accounts, after deducting all Bank Expenses in connection therewith.

        6.3 Borrower warrants, represents, covenants and agrees that:

             a. Borrower has good and marketable title to the Collateral. Bank has and shall continue to have a first priority perfected security interest in and to the Collateral. The Collateral shall at all times remain free and clear of all liens, encumbrances and security interests except those in favor of Bank.

             b. All accounts are and will, at all times pertinent hereto, be bona fide existing obligations created by the sale and delivery of merchandise or the rendition of services to account debtors in the ordinary course of business, free of liens, claims, encumbrances and security interests (except as held by Bank and except as may be consented to, in writing, by Bank) and are unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, rights of return or cancellation, and Borrower shall have received no notice of actual or imminent bankruptcy or insolvency of any account debtor at the time and account due from such account debtor is assigned to Bank.

             c. At the time each account is assigned to Bank, all property giving rise to such account shall have been delivered to the account debtor or to the agent for the account debtor for immediate shipment to, and unconditional acceptance by, the account debtor. Borrower shall deliver to Bank, as Bank may from time to time require, delivery receipts, customer's purchase orders, shipping instruction, bills of lading and any other evidence of shipping arrangements. Absent such a request by Bank, copies of all such documentation shall be held by Borrower by custodian of Bank.

        6.4 At the time each eligible account is assigned to Bank, all such eligible accounts will be due and payable on terms set forth in Section 1.12, or on such other terms approved in writing by Bank in advance of the creation of such accounts and which are expressly set forth on the face of all invoices, copies of which shall be held by Borrower as custodian for Bank, and no such eligible account will then be past due.

        6.5 Borrower shall keep the inventory only at the following locations:
See Attachment
_______________________________________________________________________________
____________________ and the owner or mortgages of the respective locations are:

             a. Borrower, immediately upon demand by Bank therefor, shall now and from time to time hereafter, at such intervals as are requested by Bank, deliver to Bank, designations of Inventory specifying Borrower's cost of inventory, the wholesale market value thereof and such other matters and information relating to the Inventory as Bank may request;

             b. Borrower's Inventory, valued at the lower of Borrower's cost or the wholesale market value thereof, at all times pertinent hereto shall not be less than ________________________ N/A __________________________ Dollars
($______ N/A ______) of which no less than ___________ N/A ____________
_________________ Dollars ($___N/A___) shall be in raw materials and finished goods;

             c. All of the Inventory is and shall remain free from all purchase money or other security interests, liens or encumbrances, except as held by Bank.

             d. Borrower does now keep and hereafter at all times shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, its cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto, all of which records shall be available upon demand to any of Bank's officers, agents and employees for inspection and copying.

             e. All Inventory, now and hereafter at all times, shall be new Inventory of good and merchantable quality free from defects.

             f. Inventory is not now and shall not at any time or times hereafter be located or stored with a bailee, warehouseman or other third party without Bank's prior written consent, and, in such event, Borrower will concurrently therewith cause any such bailee, warehouseman or other third party to issue and deliver to Bank, in a form acceptable to Bank, warehouse receipts in Bank's name evidencing the storage of Inventory or other evidence of Bank's prior rights in the Inventory. In any event, Bank shall instruct any third party to hold all such Inventory for Bank's account subject to Borrower's security interests and its instructions; and

             g. Bank shall have the right upon demand now and/or at all times hereafter, during Borrower's usual business hours, to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition and Borrower agrees to reimburse Bank for Bank's reasonable costs and expenses in so doing.

      6.6 Borrower represents, warrants and covenants with Bank that Borrower will not, without Bank's prior written consent:

             a. Grant a security interest in or permit a lien, claim or encumbrance upon any of the Collateral to any person, association, firm, corporation, entity or government agency or instrumentality;

             b. Permit any levy, attachment or restraint to be made affecting any of Borrower's assets;

             c. Permit any Judicial Officer or Assignee to be appointed or to take possession of any or all of Borrower's assets;

             d. Other than sales of Inventory in the ordinary course of Borrower's business, to sell, lease, or otherwise dispose of, move, or transfer, whether by sale or otherwise, any of Borrower's assets;

             e. Change its name, business structure, corporate identity or structure; add any new fictitious names, liquidate, merge or consolidate with or into any other business organization;

             f. Move or relocate any Collateral;

             g. Acquire any other business organization;

             h. Enter into any transaction not in the usual course of Borrower's business;

             i. Make any investment in securities of any person, association, firm, entity, or corporation other than the securities of the United States of America;

             j. Make any change in Borrower's financial structure or in any of its business objectives, purposes or operations which would adversely affect the ability of Borrower to repay Borrower's Obligations;

             k. Incur any debts outside the ordinary course of Borrower's business greater than Two Hundred Fifty Thousand Dollars ($250,000.00) outstanding at any one time;

             l. Make any advance or loan except in the ordinary course of Borrower's business as currently conducted;

             m. Make loans, advances or extensions of credit to any Person, except for (i) sales on open account and otherwise in the ordinary course of business, and (ii) loans to employees in the ordinary course of business not exceeding Fifty Thousand Dollars ($50,000.00) outstanding at any time,

             n. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments by the Borrower in the ordinary course of business for deposit or collection.

             o. (a) Sell, lease, transfer or otherwise dispose of properties and assets having an aggregate book value of more than Fifty Thousand Dollars ($50,000.00) (whether in one transaction or in a series of transactions) except as to the sale of inventory in the ordinary course of business; (b) change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other Person, enter into any reorganization or recapitalization or reclassify its capital stock; or (c) enter into any sale-leaseback transaction;

             p. Subordinate any indebtedness due to it from a person to indebtedness of other creditors of such person;

             q. Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person, except for the common stock of the Subsidiaries owned by the Borrower on the date of this Agreement and except for certificates of deposit with maturities of one year or less of United States commercial banks with capital, surplus and undivided profits in excess of $100,000,000 and direct obligations of the United States Government maturing within one year from the date of acquisition thereof;

             r. Allow any fact, condition or event to occur or exist with respect to any employee pension or profit sharing plans established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan; or

             s. Make expenditures for capital assets in excess of Two Million Dollars ($2,000,000.00) in the fiscal year 1998, or thereafter during the remaining term of this Agreement, make expenditures for capital assets in excess of Five Hundred Thousand Dollars ($500,000.00) in the aggregate.

        6.7 Borrower is not a merchant whose sales for resale of goods for personal, family or household purposes exceeded seventy-five percent (75%) in dollar volume of its total sales of all goods during the 12 months preceding the filing by Bank of a financing statement describing the Collateral. At no time hereafter shall Borrower's sales for resale of goods for personal, family or household purpose exceed seventy-five (75%) in dollar volume of its total sales.

        6.8 Borrower's sole place of business or chief executive office or residence is located at the address indicated above and Borrower covenants and agrees that it will not, during the term of this Agreement, without prior written notification to Bank, relocate said sole place of business or chief executive office or residence, except for the proposed relocation to 5852 Kelvin, Irvine, California, and Borrower shall concurrently therewith execute such additional financing statements as Bank shall require.

        6.9 If Borrower is a corporation, Borrower represents, warrants and covenants as follows:

             a. Borrower will not make any distribution or declare or pay any dividend (in stock or in cash) to any shareholder or on any of its capital stock, of any class, whether now or hereafter outstanding, or purchase, acquire, repurchase, redeem or retire any such capital stock;

             b. Borrower is and shall at all times hereafter be a corporation duly organized and existing in good standing under the laws of the state of its incorporation and qualified and licensed to do business in California or any other state in which it is required to be qualified;

             c. Borrower has the right and power and is duly authorized to enter into this Agreement; and

             d. The execution by Borrower of this Agreement shall not constitute a breach of any provision contained in Borrower's certificate of incorporation or by-laws.

        6.10 The execution of and performance by Borrower of all of the terms and provisions contained in this Agreement shall not result in a breach of or constitute an event of default under any agreement to which Borrower is now or hereafter becomes a party.

        6.11 Borrower shall promptly notify Bank in writing of its acquisition by purchase, lease or otherwise of any after acquired property of the type included in the Collateral, with the exception of purchase of inventory in the ordinary course of business or otherwise not exceeding Fifty Thousand Dollars ($50,000.00) in the aggregate in any fiscal year.

        6.12 All assessments and taxes; whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against, Borrower or any of its property have been paid, and shall hereafter be paid in full, before delinquency. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes required of it by applicable laws, and will upon request furnish Bank with proof satisfactory to it that Borrower has made such payments or deposit. If Borrower fails to pay any such assessment, tax, contribution, or make such deposit, or furnish the required proof, Bank may, in its sole and absolute discretion, and without notice to Borrower, (i) make payment of the same or any part thereof; or (ii) set up such reserves in Borrower's account as Bank deems necessary to satisfy the liability therefor, or both, unless Borrower provides to Bank a bond or other security satisfactory to Bank prior to the date payment is due. Bank may conclusively rely on the usual statements of the amount owing or other official statements issued by the appropriate governmental agency. Each amount so paid or deposited by Banks shall constitute a Bank Expense and an additional advance to Borrower.

        6.13 There are no actions or proceedings pending by or against Borrower or any guarantor of Borrower before any court or administrative agency and Borrower has no knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower or any guarantor of Borrower, except as heretofore specifically disclosed in writing to Bank. If any of the foregoing arise during the term of the Agreement, Borrower shall immediately notify Bank in writing of all pending actions in the event that the aggregate of all claims asserted in all actions pending exceed or could exceed One Hundred Thousand Dollars ($100,000.00).

        6.14 a. Borrower, at its expense, shall keep and maintain its assets insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties in similar businesses for the full insurable value thereof. Borrower shall also keep and maintain business interruption insurance and public liability and property damage insurance relating to Borrower's ownership and use of the Collateral and its other assets. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to Bank. Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form reasonably satisfactory to Bank showing Bank as a loss payee thereof, with a waiver of warranties (Form 438-BFU), and all proceeds payable thereunder shall be payable to Bank and, upon receipt by Bank, shall be applied on account of the Obligations owing to Bank. To secure the payment of the Obligations, Borrower grants Bank a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof, and Borrower shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to Bank.

             b. Borrower hereby irrevocably appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's attorney for the purpose of making, selling and adjusting claims under such policies of insurance, endorsing the name of Borrower or any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Borrower will not cancel any of such policies without Bank's prior written consent. Each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to Borrower as required above, or by independent instruments furnished to Bank, that it will give Bank at least ten (10) days written notice before any such policy or policies of insurance shall be altered or canceled, and that no act or default of Borrower, or any other person, shall affect the right of Bank to recover under such policy or policies of insurance required above or to pay any premium in whole or in part relating thereto. Bank, without waiving or releasing any Obligations or any Event of Default, may, but shall have no obligation to do so, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which Bank deems advisable. All sums so disbursed by Bank, as well as reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall constitute Bank Expenses and are payable on demand.

      6.15 All financial statements and information relating to Borrower which have been or may hereafter be delivered by Borrower to Bank are true and correct and have been prepared in accordance with GAAP consistently applied and there has been no material adverse change in the financial condition since the submission of such financial information to Bank.

      6.16 a. Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with GAAP consistently applied with ledger and account cards and/or computer tapes and computer disks, computer printouts and computer records pertaining to the Collateral which contain information as may from time to time be requested by Bank, not modify or change its method of accounting or enter into, modify or terminate any agreement presently existing, or at any time hereafter entered into with any third party accounting firm and/or service bureau for the preparation and/or storage of Borrower's accounting records without the written consent of Bank first obtained and without said accounting firm and/or service bureau agreeing to provide information regarding the Receivables and Inventory and Borrower's financial condition to Bank; permit Bank and any of its employees, officers or agents, upon demand, during Borrower's usual business hours, or the usual business hour of third persons having control thereof, to have access to and examine all of the Borrower's Books relating to the Collateral, Borrower's Obligations to Bank, Borrower's financial condition and the results of Borrower's operations and in connection therewith, permit Bank or any of its agents, employees or officers to copy and make extracts therefrom.

             b. Borrower shall deliver to Bank within thirty (30) days after the end of each month, a company prepared balance sheet and profit and loss statement covering Borrower's operations and deliver to Bank within ninety (90) days after the end of each of Borrower's fiscal year a(n) audited statement of the financial condition of the Borrower for each such fiscal year, including but not limited to, a balance sheet and profit and loss statement and any other report requested by Bank relating to the Collateral and the financial condition of Borrower, and a certificate signed by an authorized employee of Borrower to the effect that all reports, statements, computer disk or tape files, computer printouts, computer runs, or other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to Bank under this subparagraph are complete, correct and thoroughly present the financial condition of Borrower and that there exists on the date of delivery to Bank no condition or event which constitutes a breach or Event of Default under this Agreement.

                       During such time as Borrower is subject to the reporting requirements of the Securities Exchange Act of 1934, within forty five (45) days of quarter end Borrower will deliver to Bank a 10Q Report including balance sheet and profit and loss statement covering Borrower's operations, and within ninety (90) days after the end of each fiscal year end, a 10K report with a balance sheet and profit and loss statement covering Borrower's operations.

             c. In addition to the financial statements requested above, the Borrower agrees to provide Bank with the following schedules:

                       Accounts Receivable Agings on a monthly basis within fifteen (15) days of the end of each calendar month;

                       Accounts Payable Agings on a monthly basis within fifteen
(15) days of the end of each calendar month.

Copies of all other agings, projections or other financial exhibits which the Bank may reasonably require.

        6.17 Borrower shall maintain the following financial ratios and covenants on a consolidated and non-consolidated basis:

             a. Working Capital in the amount not less than _______N/A______.

             b. Tangible Effective Net Worth in an amount not less than $5,000,000.00 as of June 30, 1997; $3,750,000.00 as of September 30, 1997;
$2,800,000.00 as of December 31, 1997; and $2,200,000.00 as of March 31, 1998;
and $1,800,000.00 thereafter.

             c. A ratio of Current Assets to Current Liabilities of not less than ________ N/A __________.

             d. A quick ratio of cash plus securities plus Receivables to Current Liabilities not less than 1.60:1.00 through February 28, 1998; beginning March 1, and thereafter 1.00:1.00.

             e. A ratio of Total Liabilities (less debt subordinated to Bank) to Tangible Effective Net Worth of less than 1.00:1.00 through February 28, 1998; beginning March 1, and thereafter 2.00:1.00.

             f. A ratio of Cash Flow to Fixed Charges of not less than _________ N/A _________.

             g. Net Income after taxes of _______ N/A _______.

             h. Borrower shall not without Bank's prior written consent acquire or expend for or commit itself to acquire or expend for fixed assets by lease, purchase or otherwise in excess of Two Million Dollars ($2,000,000.00) in the fiscal year 1998, or thereafter during the remaining term of this Agreement, in excess of Five Hundred Thousand Dollars ($500,000.00) in the aggregate. in an aggregate amount that exceeds no/100 Dollars ($0.00) in any fiscal year; and

             l. Semi-annual A/R audits; Borrower will not enter into guarantees of other Bank lending relationships.

             k. This loan is cross-collateralized and cross-defaulted to all present and future indebtedness of Masimo Corporation.

        All financial covenants shall be computed in accordance with GAAP consistently applied except as otherwise specifically set forth in this Agreement. All monies due from affiliates (including officers, directors and shareholders) shall be excluded from Borrower's assets for all purposes hereunder.

        6.18 Borrower shall promptly supply Bank (and cause any guarantor to supply Bank) with such other information (including tax returns) concerning its financial affairs (or that of any guarantor) as Bank may request from time to time hereafter, and shall promptly notify Bank of any material adverse change in Borrower's financial condition and of any condition or event which constitute a breach of or an event which constitutes an Event of Default under this Agreement.

        6.19 Borrower is now and shall be at all times hereafter solvent and able to pay its debts (including trade debts) as they mature.

        6.20 Borrower shall immediately and without demand reimburse Bank for all sums expended by Bank in connection with any act brought by Bank to correct any default or enforce any provision of this Agreement, including all Bank Expenses; Borrower authorizes and approves all advances and payments by Bank for items described in this Agreement as Bank Expenses.

        6.21 Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated with each advance and shall be conclusively presumed to have been relied on by Bank regardless of any investigation made or information possessed by Bank. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall give, or cause to be given, to Bank either now or hereafter.

        6.22 From and after June 30, 1997, Borrower shall keep all of its principal bank accounts with Bank and shall notify the Bank immediately in writing of the existence of any other bank account, or any other account into which money can be deposited.

        6.23 Borrower shall furnish to the Bank:(a) as soon as possible, but in no event later than thirty (30) days after Borrower knows or has reason to know that any reportable event with respect to any deferred compensation plan has occurred, a statement of chief financial officer of Borrower setting forth the details concerning such reportable event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation, if a copy of such notice is available to Borrower; (b) promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual report with respect to each deferred compensation plan; (c) promptly after receipt thereof, a copy of any notice Borrower may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service; and (d) when the same is made available to participants in the deferred compensation plan, all notices and other forms of information from time to time disseminated to the participants by the administrator of the deferred compensation plan.

        6.24 Borrower is now and shall at all times hereafter remain in compliance with all federal, state and municipal laws, regulations and ordinances relating to the handling, treatment and disposal of toxic substances, wastes and hazardous material and shall maintain all necessary authorizations and permits.

        6.25 Borrower shall maintain insurance on the life of _______ N/A________ in an amount not to be less than no/100 Dollars ($____N/A_____) under one or more policies issued by insurance companies satisfactory to Bank, which policies shall be assigned to Bank as security for the Obligations and on which Bank shall be named as sole beneficiary.

        6.26 Borrower shall limit direct and indirect compensation paid to the following employees: ______ N/A ______, to an aggregate of _______ N/A _______ Dollars ($___N/A___) per _____________.

7. EVENTS OF DEFAULT

        Any one or more of the following events shall constitute a default by Borrower under this Agreement:

             a. If, within three (3) days of notice by Bank to do so, Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement, or any other present or future agreement between Borrower and Bank (which notice need not be in writing);

             b. If any representation, statement, report or certificate made or delivered by Borrower, or any of its officers, employees or agents to Bank is not true and correct;

             c. If Borrower fails to pay when due and payable or declared due and payable, all or any portion of the Borrower's obligations (whether of principal, interest, taxes, reimbursement of Bank Expenses, or otherwise);

             d. If there is a material impairment of the prospect of repayment of all or any portion of Borrower's Obligations or a material impairment of the value or priority of Bank's security interest in the Collateral;

             e. If all or any of Borrower's assets are attached, seized, subject to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or Assignee and the same are not released, discharged or bonded against within ten (10) days thereafter;

             f. If any Insolvency Proceeding is filed or commenced by or against Borrower, or if any involuntary Insolvency Proceeding is filed or commenced against Borrower without such involuntary Insolvency Proceeding being dismissed within thirty (30) days thereafter;

             g. If any proceeding is filled or commenced by or against Borrower for its dissolution or liquidation;

             h. If Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

             i. If a notice of lien, levy or assessment is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other government agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any or all of the Borrower's assets and the same is not paid on the payment date thereof unless Borrower provides to Bank a bond or other security satisfactory to Bank prior to such payment date;

             j. If any judgments or other claims aggregating in excess of Fifty Thousand Dollars ($50,000.00) become a lien or encumbrance upon any or all of Borrower's assets other than the Collateral, or if any other judgments or other claims become a lien or encumbrance upon the Collateral, and the same is not satisfied, dismissed or bonded against within ten (10) days thereafter;

             k. If Borrower's records are prepared and kept by an outside computer service bureau at the time this Agreement is entered into or during the term of this Agreement such an agreement with an outside service bureau is entered into, and at any time thereafter, without first obtaining the written consent of Bank, Borrower terminates, modifies, amends or changes its contractual relationship with said computer service bureau or said computer service bureau fails to provide Bank with any request information or financial data pertaining to Bank's Collateral, Borrower's financial condition or the results of Borrower's operations;

             l. If Borrower permits a default in any material agreement to which Borrower is a party with third parties so as to result in an acceleration of the maturity of Borrower's indebtedness to others, whether under any indenture, agreement or otherwise;

             m. If Borrower makes any payment on account of indebtedness which has been subordinated to Borrower's Obligations to Bank;

             n. If any misrepresentation exists now or thereafter in any warranty or representation made by Bank by any officer or director of Borrower, or if any such warranty or representation is withdrawn by any officer or director;

             o. If any party subordinating its claims to that of Bank's or any guarantor of Borrower's Obligations dies or terminates its subordination or guaranty, becomes insolvent or an Insolvency Proceeding is commenced by or against any such subordinating party or guarantor;

             p. If Borrower is an Individual and Borrower dies;

             q. If there is a change of ownership or control of _____ N/A ______ percent (_____%) or more of the issued and outstanding stock of Borrower; or

             r. If any reportable event, which the Bank determines constitutes grounds for the termination of any deferred compensation plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to Borrower by Bank, or any such Plan shall be terminated within the meaning of Title IV of the Employment Retirement Income Security Act ("ERISA"), or a trustee shall be appointed by the appropriate United States District Court to administer any such plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any plan and in case of any event described in this Section 7.0, the aggregate amount of the Borrower's liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063 or 4064 of ERISA shall exceed five percent (5) of Borrower's Tangible Effective Net Worth.

             Notwithstanding anything contained in Section 7 to the contrary, Bank shall refrain from exercising its rights and remedies and Event of Default shall thereafter not be deemed to have occurred by reason of the occurrence of any of the events set forth in Sections 7.e, 7.f or 7.j of this Agreement if, within ten (10) days from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied; provided, however, if the event is the Institution of Insolvency Proceedings against Borrower, Bank shall not be obligated to make advances to Borrower during such cure period.

8.      BANK'S RIGHTS AND REMEDIES

        8.1 Upon the occurrence of an Event of Default by Borrower under this Agreement, Bank may, at its election, without notice of its selection and without demand, do any one or more of the following, all of which are authorized by Borrower:

             a. Declare Borrower's Obligations, whether evidenced by this Agreement, installment notes, demand notes or otherwise, immediately due and payable to the Bank;

             b. Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, or any other agreement between Borrower and Bank;

             c. Terminate this Agreement as to any future liability or obligation of Bank, but without affecting Bank's rights and security interests in the Collateral, and the Obligations of Borrower to Bank,

             d. Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, take and maintain possession of the Collateral and the premises (at no charge to Bank), or any part thereof, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Bank appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith;

             e. Without limiting Bank's rights under any security interest, Bank is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secret, trade names, trademarks and advertising matter, or any property of a similar nature as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreement shall inure to Bank's benefit, and Bank shall have the right and power to enter into sublicense agreements with respect to all such rights with third parties on terms acceptable to Bank;

             f. Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sales and sell (in the manner provided for herein) the inventory;

             g. Sell or dispose the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as is commercially reasonable in the opinion of Bank. It is not necessary that the Collateral be present at any such sale;

             h. Bank shall give notice of the disposition of the Collateral as follows:

                     (1) Bank shall give the Borrower and each holder of a security interest in the collateral who has filed with Bank a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or the disposition is to be made;

                     (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower's address appearing in this Agreement, at least five (5) calendar days before the date fixed for the sale, or at least five (5) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Bank;

                     (3) If the sale is to be a public sale, Bank shall also give notice of the time and place by publishing a notice one time at least five
(5) calendar days before the date of this sale in a newspaper of general circulation in the county in which the sale is to be held; and

                     (4) Bank may credit bid and purchase at any public sale.

             i. Borrower shall pay all Bank Expenses incurred in connection with Bank's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by Bank;

             j. Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third parties, to Borrower by Bank, or, in Bank's discretion, to any party who Bank believes, in good faith, is entitled to the excess; and

             k. Without constituting a retention of Collateral in satisfaction of an obligation within the meaning of 9505 of the Uniform Commercial Code or an action under California Code of Civil Procedure 726, apply any and all amounts maintained by Borrower as deposit accounts (as that term is defined under 9105 of the Uniform Commercial Code) or other accounts that Borrower maintains with Bank against the Obligations.

        8.2 Bank's rights and remedies under this Agreement and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election or acquiescence by Bank.

9. TAXES AND EXPENSES REGARDING BORROWER'S PROPERTY.

If Borrower fails to pay promptly when due to another person or entity, monies which Borrower is required to pay by reason of any provision in this Agreement, Bank may, but need not, pay the same and charge Borrower's account therefor, and Borrower shall promptly reimburse Bank. All such sums shall become additional indebtedness owing to Bank, shall bear interest at the rate hereinabove provided, and shall be secured by all Collateral. Any payments made by Bank shall not constitute (i) an agreement by it to make similar payments in the future; or (ii) a waiver by Bank of any default under this Agreement. Bank need not inquire as to, or contest the validity of, any such expense, tax security interest, encumbrance or lien and the receipt of the usual official notice of the payment thereof shall be conclusive evidence that the same was validly due and owing. Such payments shall constitute Bank Expenses and additional advances to Borrower.

10. WAIVERS

        10.1 Borrower agrees that checks and other instruments received by Bank in payment or on account of Borrower's Obligations constitute only conditional payment until such items are actually paid to Bank and Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of Borrower's Obligations and Borrower agrees that Bank shall have the continuing exclusive right to apply and reapply such payments in any manner as Bank may deem advisable, notwithstanding any entry by Bank upon its books.

        10.2 Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any of all commercial paper, accounts, documents, instruments chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

        10.3 Bank shall not in any way or manner be liable or responsible for
(a) the safekeeping of the inventory; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever. All risk of loss, damage or destruction of inventory shall be borne by Borrower.

        10.4 Borrower waives the right and the right to assert a confidential relationship, if any, it may have with any accountant, accounting firm and/or service bureau or consultant in connection with any information requested by Bank pursuant to or in accordance with this Agreement, and agrees that a Bank may contact directly any such accountants, accounting firm and/or service bureau or consultant in order to obtain such information.

        10.5 BORROWER AND BANK EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY TRANSACTION HEREUNDER, OR CONTEMPLATED HEREUNDER, OR ANY OTHER

CLAIM (INCLUDING TORT OR BREACH OF DUTY CLAIMS) OR DISPUTE HOWSOEVER ARISING BETWEEN BANK AND BORROWER.

        10.6 In the event that Bank elects to waive any rights or remedies hereunder, or compliance with any of the terms hereof, or delays or fails to pursue or enforce any terms, such waiver, delay or failure to pursue or enforce shall only be effective with respect to that single act and shall not be construed to affect any subsequent transactions or Bank's right to later pursue such rights and remedies.

11. ONE CONTINUING LOAN TRANSACTION.

        All loans and advances heretofore, no or at any time or times hereafter made by Bank to Borrower under this Agreement or any other agreement between Bank and Borrower, shall constitute one loan secured by Bank's security interests in the Collateral and by all other security interests, liens, encumbrances heretofore, now or from time to time hereafter granted by Borrower to Bank.

        Notwithstanding the above, (i) to the extent that any portion of the Obligations are a consumer loan, that portion shall not be secured by any deed or trust or mortgage on or other security interest in the Borrower's principal dwelling which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if the Borrower (or any of them) has (have) given to or give(s) Bank a deed of trust or mortgage covering real property, that deed of trust or mortgage shall not secure the loan and any other Obligation of the Borrower (or any of them), unless expressly provided to the contrary in another place.

12. NOTICES.

        Unless otherwise provided in this Agreement, all notices or demands by either party on the other relating to this Agreement shall be in writing and sent by regular United States mail, postage prepaid, properly addressed to Borrower or to Bank at the addresses stated in this Agreement, or to such other addresses as Borrower or Bank may from time to time specify to the other in writing. Requests to Borrower by Bank hereunder may be made orally.

13. AUTHORIZATION TO DISBURSE

        Bank is hereby authorized to make loans and advances hereunder upon telephonic or other instructions received from anyone purporting to be an officer, employee, or representative of Borrower, or at the discretion of Bank if said loans and advances are necessary to meet any Obligations of Borrower to Bank. Bank shall have no duty to make inquiry or verify the authority of any such party, and Borrower shall hold the Bank harmless from any damage, claims or liability by reason of Bank's honor of, or failure to honor, any such instructions.

14. DESTRUCTION OF BORROWER'S DOCUMENTS

        Any documents, schedules, invoices or other papers delivered to Bank, may be destroyed or otherwise disposed of by Bank six (6) months after they are delivered to or received by Bank, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

15. CHOICE OF LAW

        The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined according to the laws of the State of California. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts in the Northern District of California or County of Santa Clara.

16. GENERAL PROVISIONS

        16.1 This Agreement shall be binding and deemed effective when executed by the Borrower and accepted and executed by Bank at its Headquarter Office.

        16.2 This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties, provided, however, that Borrower may not assign this Agreement or any rights hereunder without Bank's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Bank shall release Borrower or any guarantor from their Obligations to Bank. Bank may assign this Agreement and its rights and duties hereunder. Bank reserves the right to sell, assign, transfer, negotiate or grant participation in all or any part of, or any interest in Bank's rights and benefits hereunder. In connection therewith, Bank may disclose all documents and information which Bank now or hereafter may have relating to Borrower or Borrower's business.

        16.3 Paragraph headings and paragraph numbers have been set forth herein for convenience only; unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.

        16.4 Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Borrower, whether under any rule of construction or otherwise; on the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto. When permitted by the context, the singular includes the plural and vice versa.

        16.5 Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

        16.6 This Agreement cannot be changed or terminated orally. Except as to currently existing Obligations owing by Borrower to Bank, all prior agreements, understandings, representations, warranties, and negotiations, if any, with respect to the subject matter hereof, are merged into this Agreement.

        16.7 The parties intend and agree that their respective rights, duties, powers liabilities, obligations and discretions shall be performed, carried out, discharged and exercised reasonably and in good faith.

        IN WITNESS WHEREOF, the parties hereto have caused this Revolving Credit Loan & Security Agreement (Accounts and inventory to be executed as of the date first hereinabove written.

ATTEST:                                 BORROWER: MASIMO CORPORATION

                                        By:  [SIG]
-----------------------------              ------------------------------
Title                                        Signature of


                                        Title:  Chief Financial Officer
-----------------------------                 ---------------------------

Accepted and effective as of            By:
______________________ at Bank's            -----------------------------
Headquarters Office                         Signature of

                                        Title:
                                              ---------------------------

(Bank)                                  By:
                                            -----------------------------
                                            Signature of

By:
   --------------------------
   Signature of                         Title:
                                              ---------------------------

Title:
      -----------------------
                                        By:
                                            -----------------------------
                                            Signature of
By:
   --------------------------
   Signature of
                                        Title:
                                              ---------------------------
Title:
      -----------------------

                          Attachment for Paragraph 6.5


CURRENT LOCATION                             FUTURE LOCATION (6/1/97)
----------------                             ------------------------
23361 Madero Street, Ste. 100                2852 Kelvin Avenue
Mission Viejo, CA 92691                      Irvine, CA 92614

OWNER:                                       OWNER:
------                                       ------
Nasib Gannam, DBA                            Hoffman Associates No. 5
Highpark Corporate Office Center             a California limited
SZ Real Estate Management Svcs.              partnership
4100 Newport Place, Ste. 830                 225 South Lake Ave, Ste. 1150
Newport Beach, CA 92660                      Pasadena, CA 91101

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                            WARRANT TO PURCHASE STOCK

Corporation: Masimo Corporation, a Delaware corporation
Number of Shares: Ten Thousand (10,000)
Class of Stock: Common
Initial Exercise Price: $3.00 per share
Issue Date: April 16, 1997
Expiration Date: May 1, 2004

      THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, COMERICA BANK-CALIFORNIA ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth of this Warrant.

ARTICLE 1. EXERCISE.

             1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

             1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant Section 1.4.

             1.3 Intentionally Omitted.

             1.4 Fair Market Value. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Warrant is being exercised in connection with a public offering of the Company's common stock, the fair market value of the Shares shall be the offering price of the Shares. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

             1.5 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

             1.6 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

             1.7 Repurchase on Sale, Merger, or Consolidation of the Company; Price Protection.

                     1.7.1. "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

                     1.7.2. Assumption of Warrant. If upon the closing of any Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

                     1.7.3. Nonassumption. If upon the closing of any Acquisition the successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to Section 1.2 and thereafter Holder shall participate in the acquisition on the same terms as other holders of the same class of securities of the Company.

                     1.7.4. Purchase Right. Notwithstanding the foregoing, at the election of Holder, the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Acquisition for an amount equal to
(a) the fair market value of any consideration that would have been received by Holder in consideration of the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less
(b) the aggregate Warrant Price of the Shares, but in no event less than zero.

                     1.7.5. Price Protection. In the event that the Company closes an initial public offering of its common stock, and the Holder has requested to be included in such offering but has been disallowed to sell certain or all of its shares in the offering (the "Disallowed Shares") pursuant to an underwriter cutback, and the Holder sells the Disallowed

Shares in the public market within ninety five (95) days of the offering, the Company shall pay the Holder an amount equal to the difference between (i) the sales price of the Disallowed Shares, and (ii) the initial public offering price (the "IPO Price") that the Holder would have received for the Disallowed Shares had it been allowed to sell such shares in the offering, in each case net of the Warrant Price for the Disallowed Shares (unless paid separately by Holder). If the Holder is unable to sell the Disallowed Shares as a result of restrictions under Rule 144 or a lock-up agreement with the underwriters of the offering, then the period in which the Holder must sell the Disallowed Shares in order to take advantage of this Section shall commence on the date such restrictions no longer apply and shall end of the fifth (5th) day thereafter. If Holder's sale price is greater than or equal to the IPO Price, or if the Holder does not sell the Disallowed Shares within the applicable time period, then the Company shall have no obligation to make any payment to the Holder pursuant to this Section.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

        2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

        2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

        2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

        2.4 Adjustments for Diluting Issuances.

             (a) If the Company issues additional shares of common stock or rights to acquire common stock after the date of this Warrant and the consideration per additional share is less than the Warrant Price in effect immediately before such issue, the

Warrant Price in effect immediately before such issue shall be reduced, concurrently with such issue, to a price determined by multiplying the Warrant Price by a fraction:

                            (i)     the numerator of which is the amount of
common stock outstanding immediately before such issue plus the amount of common stock that the aggregate consideration received by the Company for the additional shares would purchase at the Warrant Price in effect immediately before such Issue, and

                            (ii)    the denominator of which is the amount of
common stock outstanding immediately before such issue plus the number of such additional shares.

             (b) Upon each adjustment of the Warrant Price, the number of Shares issuable upon exercise of the Warrant shall be increased to equal the quotient obtained by dividing (a) the product resulting from multiplying (i) the number of Shares issuable upon exercise of the Warrant and (ii) the Warrant Price, in each case as in effect immediately before such adjustment, by (b) the adjusted Warrant Price.

             (c) For the purpose of this Section 2.4, all securities issuable upon exercise of any outstanding convertible securities or options, warrants, or other rights to acquire securities of the Company shall be deemed to be outstanding.

             (d) For purposes of Section 2.4(a), the following issuances shall not be considered the issuance or sale of shares of stock or rights to acquire stock: (i) the issuance of securities issuable upon exercise of any outstanding convertible securities or options, warrants, or other right to acquire securities of the Company, whether now or hereafter issued; and (ii) the issuance of shares of Common Stock to employees, directors or consultants of the Company under a stock plan approved by the board of directors (including the reissuance of shares purchased by the corporation from employees or consultants of the corporation).

        2.5 No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

        2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the factional interest by the fair market value of a full Share.

        2.7 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

        3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

             (a) The initial Warrant Price referenced on the first page of this Warrant is not greater than (i) the price per share at which the Shares were last issued in an arms-length transaction and (ii) the fair market value of the Shares as of the date of this Warrant.

             (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

        3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of common stock any additional shares of common stock or other rights; (c) to effect any reclassification or recapitalization of common stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

        3.3 Information Rights. So long as the Holder holds this Warrant and/or any of the Shares and until such time as the Company has consummated an initial public offering of its common stock, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and
(c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

        3.4 Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares shall be subject to the registration rights set forth on Exhibit A, if attached.

ARTICLE 4. MISCELLANEOUS.

        4.1 Term; Notice of Expiration. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.

        4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

        4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). If the Company has registered its equity securities under the Securities Exchange Act of 1934, the Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale, and the Company's counsel is able to conclude that such sale may be made under Rule 144. The Company may transfer the Warrants and the Shares issuable upon exercise of this Warrant in compliance with Rule 144(k).

        4.4 Transfer Procedure. Subject to the provisions of Section 4.2, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

        4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

        4.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

        4.7 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

        4.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

                               "COMPANY"

                               MASIMO CORPORATION,
                               a Delaware corporation

                               By:   [SIG]
                                 -----------------------------------
                                 Print
                                 Name:   /s/ Brad Langdale
                                      ------------------------------
                                 Print
                                 Title:  Chief Financial Officer
                                      ------------------------------

                               By:
                                 -----------------------------------
                                 Print
                                 Name:
                                      ------------------------------
                                 Print
                                 Title:
                                      ------------------------------

                                   APPENDIX 1

                               NOTICE OF EXERCISE

        1. The undersigned hereby elects to purchase ____________ shares of the Common/Series _____ Preferred [strike one] Stock of _______________ pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

        1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to ________________ of the Shares covered by the Warrant.

        [Strike paragraph that does not apply.]

        2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


                              --------------------
                                     (Name)


                              --------------------

                              --------------------
                                    (Address)

        3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


                                   --------------------------------
                                   (Signature)

-------------------
       (Date)

                                    EXHIBIT A

                               Registration Rights

        The Shares (if common stock), or the common stock issuable upon conversion of the Shares, shall be deemed "registrable securities" or otherwise entitled to "piggy back" registration rights in accordance with the terms of the following agreement (the "Agreement") between the Company and its investor(s):

              Third Amended and Restated Registration Rights Agreement dated January 17, 1995, between the Company and the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock referred to therein.

        The Company agrees that no amendments will be made to the Agreement which would have an adverse impact on Holder's registration rights thereunder without the consent of Holder. By acceptance of the Warrant to which this Exhibit A is attached, Holder shall be deemed to be a party to the Agreement.

        If no Agreement exists, then the Company and the Holder shall enter into Holder's standard form of Registration Rights Agreement as in effect on the Issue Date of the Warrant.

                              [COMERICA LOGO]                                AKM

                                         COMERICA BANK-CALIFORNIA
TELEX NO: 160455 CMACALLB                INTERNATIONAL DEPARTMENT
FAX NO: (562) 427-5203                   301 E. OCEAN BOULEVARD, 18TH FLOOR
SWIFT: MNBDUS6S LAX                      LONG BEACH, CA 90802

BENEFICIARY:                             ISSUANCE DATE: MAY 2, 1997

HOFFMAN ASSOCIATES NO. 5                 LETTER OF CREDIT NO: 539211
A CALIFORNIA LIMITED PARTNERSHIP
225 SOUTH LAKE AVENUE, SUITE 1150,       AMOUNT: USD 265,582.00
PASADENA, CA. 91101
                                         EXPIRATION DATE: APRIL 30, 1998


WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. 539211 IN YOUR FAVOR, FOR ACCOUNT OF MASIMO CORPORATION, 23361 MADERO STREET, SUITE 100, MISSION VIEJO, CA. 92691 FOR A SUM NOT EXCEEDING USD 265,582.00 (TWO HUNDRED SIXTY FIVE THOUSAND FIVE HUNDRED EIGHTY TWO AND 00/100'S U.S. DOLLARS AVAILABLE BY YOUR DRAFT(S) AT SIGHT DRAWN ON COMERICA BANK-CALIFORNIA, WHEN ACCOMPANIED
BY:

BENEFICIARY'S STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICIAL READING:

"THE AMOUNT OF THIS DRAWING, $________ UNDER COMERICA BANK-CALIFORNIA, LONG BEACH, CALIFORNIA IRREVOCABLE STANDBY LETTER OF CREDIT NO. 539211 DATED MAY 2, 1997 REPRESENTS FUNDS DUE US SINCE WE CERTIFY THAT MASIMO CORPORATION, (LESSEE) FOR THE PROPERTY COMMONLY KNOWN AS 2852 KELVIN AVE., IRVINE, CA. 92614 HAS DEFAULTED AND IS IN BREACH OF THE TERMS, COVENANTS AND CONDITIONS OF THAT CERTAIN LEASE AGREEMENT, EXECUTED BETWEEN HOFFMAN ASSOCIATES NO. 5 A CALIFORNIA LIMITED PARTNERSHIP (LESSOR) AND LESSEE, AND THAT LESSEE WAS NOTIFIED IN WRITING OF THE ITEMS IN DEFAULT."



SPECIAL CONDITIONS:

1)   PARTIAL DRAWINGS ARE PERMITTED.

2) IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IF A DRAWING HAS BEEN HONORED BY COMERICA BANK-CALIFORNIA, AND THE ORIGINAL AMOUNT OF THE CREDIT $265,582.00 HAS NOT BEEN REINSTATED BY AMENDMENT WITHIN 30 DAYS OF SAID DRAWING, THE BENEFICIARY MAY DRAW FOR THE ENTIRE AVAILABLE BALANCE BY MEANS OF A SIGHT DRAFT AND A SIGNED STATEMENT WORDED AS FOLLOWS:

     "THE AMOUNT OF THIS DRAWING, $_______ UNDER COMERICA BANK-CALIFORNIA, LONG BEACH, CALIFORNIA IRREVOCABLE LETTER OF CREDIT NO. 539211 DATED MAY 2, 1997 REPRESENTS FUNDS DUE US SINCE WE CERTIFY THAT MASIMO CORPORATION HAVE FAILED TO REINSTATE THE ORIGINAL AMOUNT OF THE LETTER OF CREDIT WITHIN 30 DAYS OF OUR DRAWING DATED ________ IN THE AMOUNT OF $______ AS REQUIRED IN THAT CERTAIN LEASE AGREEMENT EXECUTED BETWEEN LESSOR AND LESSEE."

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE (1) YEAR FROM THE PRESENT EXPIRATION DATE, UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO SUCH DATE WE NOTIFY YOU BY REGISTERED, CERTIFIED MAIL OR COURIER THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR SUCH ADDITIONAL PERIOD. UPON YOUR RECEIPT OF SUCH NOTICE, YOU MAY DRAW ON US BY MEANS OF YOUR SIGHT DRAFT UP TO THE AVAILABLE VALUE OF THE LETTER OF CREDIT. IN ANY EVENT, THE FINAL EXPIRY OF THIS

                                                                         PAGE: 2

LETTER OF CREDIT IS TWO (2) YEARS FROM DATE OF ISSUE.
(FINAL EXPIRY MAY 2, 1999).

ALL DOCUMENTS ARE TO BE FORWARDED TO COMERICA BANK IN ONE COVER BY AIR COURIER AT BENEFICIARY'S EXPENSE. OUR ADDRESS IS 301 EAST OCEAN BOULEVARD, 18TH FLOOR, INTERNATIONAL DIVISION, LONG BEACH, CA 90802. DIRECT INQUIRIES TO SWIFT ADDRESS MNBDUS6S LAX, TELEX 160455.

ALL DRAFTS DRAWN UNDER THIS CREDIT MUST BE MARKED "DRAWN UNDER OUR LETTER OF CREDIT NO. 539211".

THIS LETTER OF CREDIT IS SUBJECT TO AND GOVERNED BY THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE, 1993 REVISION, PUBLICATION 500.

THIS ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS THERETO MUST BE SUBMITTED TO US TOGETHER WITH ANY DRAWINGS HEREUNDER FOR OUR ENDORSEMENT OF ANY PAYMENTS EFFECTED BY US AND/OR FOR CANCELLATION.

WE ENGAGE WITH YOU THAT EACH DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED ON DELIVERY OF THE DOCUMENTS AS SPECIFIED IF PRESENTED AT THIS OFFICE ON OR BEFORE APRIL 30, 1998 OR ANY AUTOMATICALLY EXTENDED DATE.

YOURS VERY TRULY,


_______________________________
AUTHORIZED SIGNATURE

In consideration of the issuance by the Bank of the Credit, the Applicant hereby agrees with the Bank as follows:

1. The Applicant will reimburse the Bank at its principal office, in cash, the amount required to pay each instrument, such reimbursement [ILLEGIBLE] made on demand in the case of each sight draft or receipt, with interest from the date of payment of the instrument to the date of reimbursement. Upon the occurrence of an event of default the Applicant shall pay the Bank in cash an amount sufficient to pay all monies that are or [ILLEGIBLE] be paid at any time by the Bank or its correspondents to meet disbursements of any kind made or that may be required to be made [ILLEGIBLE] the Letter of Credit regardless of whether the beneficiary under the Letter of Credit has requested payment or whether those obligations have matured or remain contingent.

2. The Applicant will pay the Bank such commission as has been agreed to, the reasonable fees and expenses of the Bank in connection with the Credit according to the Bank's standard practice, as in effect from time to time, and interest on the amount paid by the Bank and not reimbursed as provided in paragraph 1 hereof, including all charges and expenses paid or incurred by the Bank in connection therewith, at the rate of the lesser of (a) the maximum rate permitted by applicable law, or (b) three (3%) percent above the Bank's base rate; and effect shall be given to any change in the interest rate resulting from a change in the base rate on the date of such change in the base rate. The "base rate" shall mean the rate of interest established by the Bank from time to time as its base rate, which may not necessarily be the lowest interest rate charged by the Bank to its borrowers. Interest shall be computed on the basis of the actual number of days elapsed, but computed as if each year consisted of three hundred sixty (360) days. However, if the actual amount of interest charged for and collected shall ever exceed the maximum amount permitted by applicable law, interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. The Bank is authorized to charge Applicant's deposit account for all required payments.

3. If any law or regulation or the interpretation or implementation thereof by any court or administrative or governmental authority charged with the administration thereof shall either: (a) impose, modify or deem applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, the Bank, or (b) impose on the Bank any insurance premium or other condition regarding this Application or the Credit, and the result of any event referred to in clause (a) or (b) above shall be to increase the cost of issuing or maintaining the Credit over that which the Bank assumed in determining its fees, then, upon demand by the Bank, the Applicant shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at the rate and on the terms set forth in paragraph 2 above. A certificate as to such increased cost incurred by the Bank as a result of any event mentioned in clause (a) or (b) above, submitted by the Bank to Applicant, shall be conclusive, absent manifest error, as to the amount thereof.

4. The Applicant agrees to indemnify and hold the Bank harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Bank may incur (or which may be claimed against the Bank by any person) by reason of, or in connection with, the execution and delivery or transfer of, or payment or failure to pay under, the Credit, or by reason of, or in connection with, any other matters arising under this Application, or any of the transactions contemplated hereby; provided, however, the Applicant shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful and wrongful misconduct or gross negligence of the Bank.

5. The Applicant assumes all risks of the acts or omissions of any beneficiary or transferee of the Credit with respect to its use of the Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of the Credit or for any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsements thereof, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Bank made against presentation of documents which substantially comply with the terms of the Credit; or
        (d) any other circumstances whatsoever in making or failing to make payment under the Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. The Bank shall not be responsible for any act, error, neglect or default, omission, insolvency or failure in business of any of its correspondents. The occurrence of any one or more of the contingencies referred to in the preceding clauses of this paragraph shall not affect, impair or prevent the vesting of any of the Bank's rights or powers hereunder or the Applicant's obligation to make reimbursement. The Applicant will promptly examine (i) the copy of the Credit (and any amendments thereof) sent to it by the Bank and (ii) all documents and instruments delivered to it from time to time by the Bank, and, in the event of any claim of noncompliance with Applicant's instructions or other irregularity, will immediately notify the Bank thereof in writing, the Applicant being conclusively deemed to have waived any such claim against the Bank and its correspondents unless such notice is given as aforesaid.

6. The Applicant will pay on demand all reasonable costs and expenses (including without limitation, reasonable attorneys' fees and legal expenses) incurred by the Bank in connection with the enforcement of this Application and such other documents which may be delivered in connection with this Application or any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Bank from paying any amount under the Credit.

7. Except insofar as instructions may be given by the Applicant in writing or by a Request (as defined in paragraph 9 below) expressly to the contrary with regard to, and prior to, the Bank's issuance of the Credit, the Bank may, but shall not be required to, honor, as complying with the terms of the Credit and the Application, any instruments or other documents otherwise in order signed or issued by any administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other legal representative of the party authorized under the Credit to draw or issue such instruments or other documents.

8. These Terms and Conditions and the Credit shall be subject to the Uniform Customs and Practice (a copy of which is available upon request) and, in the event any provision of the Uniform Customs and Practice is or is construed to vary from or be in conflict with any provision of the California Uniform Commercial Code, as from time to time amended and enforced (the "Commercial Code"), the Uniform Customs and Practice shall prevail.

9. The Applicant authorizes the Bank to honor the Applicant's orders to issue, amend or pay the Credit for the Applicant's account and risk upon a request communicated to the Bank by telegram, telex, computer, facsimile transmission, or other electronic means (a "Request") subject to the following: (a) a Request shall be made only by those persons authorized by the Applicant in accordance with the Bank's established requirements and the Bank shall not be obligated to identify such persons so authorized beyond the use of the authorized name or code identification if any is established, (b) all Requests will be confirmed by the Bank in writing by sending to the Applicant a copy of the documents authorized or requested by the Applicant and the Applicant agrees promptly to examine such documents and to report any discrepancies promptly upon receipt of such confirmation, (c) if frequent Requests are to be made, the Bank may, but shall not be obligated to, assign a unique code number or word and require that such code be used by the Applicant (and if such a code number or word is established, all further Requests shall refer to such code), (d) the Bank shall not be liable for any loss that the Applicant may incur as a result of the Bank's compliance with a Request in accordance with this Application even if unauthorized, provided that the Bank acted in good faith, and the Applicant indemnifies the Bank and holds the Bank harmless for any such loss, (e) the Bank will not be liable for any delays in honoring any Request, nor for any delays caused by others to whom the Bank may transmit such Request either at the Applicant's direction or otherwise and the Bank will not be required to honor Requests on the day on which Requests are received unless the Bank has agreed to do so and the Applicant has caused such Request to be received before the time the Bank has specified to honor such Request, (f) the Bank shall not be obligated to honor any Requests provided that the Bank has notified the Applicant by telephone or other prompt means, (g) all Requests shall be subject to the terms of this Application and any other written or electronic agreement entered into with the Bank by the Applicant in connection with any transaction relating to such Request. Bank may record any Request made by telephone and any other telephone communications between the Applicant and the Bank regarding the Credit.

10. All funds, property and account balances of the Applicant with or in the Bank's possession or any of the Bank's agents or correspondents at any time, whether before or after any default, shall secure the obligations of the Applicant hereunder and the Applicant hereby grants the Bank a security interest in the same for the purpose of securing such obligations. In the event of default by Applicant hereunder, the Bank shall have all remedies available to the Bank under the Commercial Code.

11. Upon the death of any Applicant, or if any of the obligations and/or liabilities of the Applicant to the Bank shall not be paid or performed when due; or if there is a breach in any warranty or representation herein; or if the Applicant shall become insolvent (however such insolvency may be evidenced) or commit any act of bankruptcy or insolvency, or make a general assignment for the benefit of creditors; or if the Applicant shall suspend the transaction of its usual business or be expelled or suspended from any exchange; or if any application is made by any judgment creditor of the Applicant for an order directing the Bank to pay money or deliver other property (and the Applicant is unable to have such order set aside within 45 days of notice thereof); or if a petition in bankruptcy shall be filed by or against the Applicant or a petition or any proceeding shall be filed or instituted by or against the Applicant for any relief under any bankruptcy or insolvency laws or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension; or if any governmental authority, or any court at the instance of any governmental authority, shall take possession of any substantial part of the property of the Applicant or shall assume control over the affairs or operations of the Applicant, or if a receiver shall be appointed of, or a writ of order of attachment or garnishment shall be issued or made against, any of the property or assets of the Applicant (and the Applicant is unable to have such order or attachment set aside within 45 days of the entry thereof); or if the Bank shall in good faith deem itself insecure at any time; thereupon, unless the Bank shall otherwise elect, any and all obligations and liabilities of the Applicant to the Bank hereunder, whether now existing or hereafter incurred, shall become and be due and payable forthwith without presentation, demand or notice, all of such are waived, and the Bank is hereby authorized to sell immediately, without demand for payment, advertisement or notice to the Applicant, all of which are hereby expressly waived, at private sale or at public auction, any property shipped or to be shipped under the credit in which the Applicant may have any interest, applying the proceeds, less the reasonable costs and expenses of such sale and any other reasonable expenses paid or incurred in respect of said property, in and towards any indebtedness of the Applicant to the Bank, paying the surplus to the Applicant or the Applicant's legal representative.

12. The Applicant submits, in any legal proceeding related to the Application or the Credit, to the nonexclusive jurisdiction over the person of the Applicant of any court of competent jurisdiction sitting in the State of California and agrees to a suit being brought in any such court, waives any objection that it may now have or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court; agrees that service of process and any such legal proceeding may be made, and shall be conclusively deemed sufficient and adequate, by mailing of copies thereof (by registered or certified mail, if practicable) postage prepaid, or by teletransmission to the Applicant at its address set forth herein or such other address of which the Bank shall be notified in writing, in which event, service shall be deemed complete upon the filing with the court of a copy of the process mailed or sent and an affidavit attesting the mailing or sending. The Applicant agrees that nothing herein shall affect the Bank's right to effect service of process in any other manner permitted by law.

13. The Bank shall not be deemed to have waived any of its rights hereunder, unless the Bank or its authorized agents shall have signed such waiver in writing. No such waiver unless expressly as stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, nor as to any continuance of a breach after such waiver.

14. The obligations hereof shall bind the successors and assigns of the Applicant, and all rights, benefits and privileges conferred on the Bank shall be and are extended to and conferred upon and may be enforced by its successors and assigns. If the Applicant is a partnership, the obligations hereof shall continue in force and apply, notwithstanding any change in the membership of such partnership, whether arising from the death or retirement of one or more partners or the accession of one or more new partners. If this Application is signed by two or more Applicants, it shall be the joint and several agreement of each Applicant.

15. Except as otherwise provided herein, any notice from the Bank to the Applicant, if mailed, shall be deemed given when mailed, postage paid, addressed to the Applicant at its address set forth herein or such other address of which the Bank shall be notified in writing. Whenever possible each provision of this Application shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Application shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Application.

16. Subject to the provisions of paragraph 8 above, this Application and all rights, obligations and liabilities arising hereunder shall be both governed by, and construed in accordance with, the law of the State of California.

17. The Applicant acknowledges and agrees that the Credit is not collateral or security for any obligation secured by real property and that it is not intended to guaranty or relate in any way to any obligation secured by real property. The Applicant further acknowledges and agrees that Credit is not governed by the California antideficiency statutes (Code Civ. Proc., sections 580a, 580b, and 580d), the One-Action Rule (Code Civ. Proc.,
     section 726) or the Security-First Rule (Code Civ. Proc., section 726), and that it constitutes a separate and independent obligation.

18. The Applicant agrees that the Bank may provide information relating to this Application, any Credit, or relating to the Applicant to the Bank's parent, affiliates, subsidiaries and service providers.

19. This Agreement, any collateral documents relating to security for the Credit, and any Requests constitute the entire agreement of the parties with respect to the subject matter hereof, and except as provided in paragraph 9, this Application may not be amended except in writing signed by both parties.

In consideration of your issuing the Credit, as requested in this application, the Applicant agrees to all terms and conditions of the Agreement set forth above, including but not limited to the payment obligations therein set forth. The Applicant is referred to as the "Applicant" in such terms and conditions.


APPLICANT

        MASIMO CORPORATION
-----------------------------------------
NAME

   [SIG]  V.P. Finance, CFO
-----------------------------------------
AUTHORIZED SIGNATURE/TITLE

-----------------------------------------
AUTHORIZED SIGNATURE/TITLE

IMPORTANT; Please indicate the name of the persons authorized to waive discrepancies, if any, found in the documents upon presentation.



                        (   )                              (   )
--------------------------------------------------------------------------------
NAME                    TELEPHONE NO.                      FACSIMILE

                                              [COMERICA LOGO]
-------------------------------------------------------------------------------
COMERICA BANK-CALIFORNIA                      Comerica Bank Tower
April 16, 1996                                611 Anton Boulevard, Suite 100
                                              Costa Mesa, California 92626-1904

Brad Langdale
Masimo Corporation
23361 Madero Street, Ste 100
Mission Viejo, CA 92691


Dear Brad:

In reference to the Variable Rate - Single Payment Note Dated April 16, 1997 ("Agreement"), in the amount of One Million Seven Hundred Thousand Fifty Dollars ($1,750,000) between Comerica Bank - California ("Comerica") and Masimo Corporation ("Obligor"). Obligor and Comerica desire to amend said Agreement. This amendment shall be call the first Amendment to the Agreement.

The following terms and conditions are added:

1)      Amounts advanced will be 80% of the cost of the items purchased.

2) A sub-limit of up to $250,000 for leasehold improvements will be allowed. Eligible equipment will include up to $300,000 for equipment purchased in the third quarter of the 1997 fiscal year. Borrower to submit evidence of purchases prior to advancing under this facility.

At the expiration of the line of credit, the amounts outstanding will be amortized over 48 months, (equal principal payments with interest added).

If you agree to accept the terms of this Amendment, please sign the enclosed and return it to me with the enclosed documentation, but not later than May 31, 1997.

Very Truly Yours,

/s/ Thomas M. Hicks
--------------------------
Thomas M. Hicks
Vice President
Comerica Bank - California



Agreed and Accepted this 14th day of
May, 1997


Masimo Corporation
"Obligor"

By:  [SIGNATURE]

Its: Chief Financial Officer

[COMERICA LOGO]

                       VARIABLE RATE-SINGLE PAYMENT NOTE

--------------------------------------------------------------------------------
AMOUNT            NOTE DATE            MATURITY DATE        TAX IDENTIFICATION #

$1,750,000.00     APRIL 16, 1997       APRIL 30, 1998       33-0368882
--------------------------------------------------------------------------------

On the Maturity Date, as stated above, for value received the undersigned promise(s) to pay to the order of COMERICA BANK-CALIFORNIA ("Bank"), at any office of the Bank in the State of California, ONE MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 Dollars (U.S.) with interest from the date of this Note at a per annum rate equal to the Bank's base rate from time to time in effect PLUS 1.500% per annum, until maturity, whether by acceleration or otherwise, or until Default, as later defined, and after that at a default rate equal to the rate of interest otherwise prevailing under this Note plus 3% per annum (but in no event in excess of the maximum rate permitted by law). The Bank's "base rate" is that annual rate of interest so designated by the Bank and which is changed by the Bank from time to time. Interest rate changes will be effective for interest computation purposes as and when the Bank's base rate changes.
Interest shall be calculated for the actual number of days the principal is outstanding on the basis of a 360-day year if this Note evidences a business or commercial loan or a 365-day year if a consumer loan. Accrued interest on this Note shall be payable on either (i) [ ] the Maturity Date or (ii) [X] the 30TH day of each MONTH commencing MAY 30, 1997, until the Maturity Date when all amounts outstanding under this Note shall be due and payable in full. If the frequency of interest payments is not otherwise specified, accrued interest on this Note shall be payable monthly on the first day of each month. If any payment of principal or interest under this Note shall be payable on a day other than a day on which the Bank is open for business, this payment shall be extended to the next succeeding business day and interest shall be payable at the rate specified in this Note during this extension. A late payment charge equal to 5% of each late payment may be charged on any payment not received by the Bank within 10 calendar days after the payment due date, but acceptance of payment of this charge shall not waive any Default under this Note.

This Note and any other indebtedness and liabilities of any kind of the undersigned (or any of them) to the Bank, and any and all modifications, renewals or extensions of it, whether joint or several, contingent or absolute, now existing or later arising, and however evidenced (collectively "Indebtedness") are secured by and the Bank is granted a security interest in all items deposited in any account of any of the undersigned with the Bank and by all proceeds of these items (cash or otherwise), all account balances of any of the undersigned from time to time with the Bank, by all property of any of the undersigned from time to time in the possession of the Bank and by any other collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by any (or all) of the undersigned to or for the benefit of the Bank (collectively "Collateral"). Notwithstanding the above, (i) to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in any of the undersigned's principal dwelling or in any of the undersigned's real property which is not a purchase money security interest as to that portion, unless expressly provided in the contrary in another place, or (ii) if the undersigned (or any of them) has(have) given or give(s) Bank a deed of trust or mortgage covering real property, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned (or any of them), unless expressly provided to the contrary in another place.

If the undersigned (or any of them) or any guarantor under a guaranty of all or part of the Indebtedness ("guarantor") (i) fail(s) to pay any of the Indebtedness when due, by maturity, acceleration or otherwise, or fail(s) to pay any Indebtedness owing on a demand basis upon demand; or (ii) fail(s) to comply with any of the terms or provisions of any agreement between the undersigned (or any of them) or any guarantor and the Bank; or (iii) become(s) insolvent or the subject of a voluntary or involuntary proceeding in bankruptcy, or a reorganization, arrangement or creditor composition proceeding, (if a business entity) cease(s) doing business as a going concern, (if a natural person) die(s) or become(s) incompetent, (if a partnership) dissolve(s) or any general partner of it dies or becomes incompetent or becomes the subject of a bankruptcy proceeding or (if a corporation or a limited liability company) is the subject of a dissolution, merger or consolidation; or
(a) if any warranty or representation made by any of the undersigned or any guarantor in connection with this Note or any of the Indebtedness shall be discovered to be untrue or incomplete; or (b) if there is any termination, notice of termination, or breach of any guaranty, pledge, collateral assignment or subordination agreement relating to all or any part of the Indebtedness; or
(c) if there is any failure by any of the undersigned or any guarantor to pay when due any of its indebtedness (other than to the Bank) or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness; or (d) if the Bank deems itself insecure believing that the prospect of payment of this Note or any of the Indebtedness is impaired or shall fear deterioration, removal or waste of any of the Collateral; or (e) if there is filed or issued a levy or writ of attachment or garnishment or other like judicial process upon the undersigned (or any of them) or any guarantor or any of the Collateral, including without limit, any accounts of the undersigned (or any of them) or any guarantor with the Bank, then the Bank, upon the occurrence of any of these events (each a "Default"), may at its option and without prior notice to the undersigned (or any of them), declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by the Bank to the undersigned (or any of them), charge interest at the default rate provided in the document evidencing the relevant Indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any agreement with the undersigned (or any of them) or given to it under applicable law. In addition, if this Note is secured by a deed of trust or mortgage covering real property, then the trustor or mortgager shall not mortgage or pledge the mortgaged premises as security for any other indebtedness or obligations. This Note, together with all other indebtedness secured by said deed of trust or mortgage, shall become due and payable immediately, without notice, at the option of the Bank, (a) if said trustor or mortgagor shall mortgage or pledge the mortgaged premises for any other indebtedness or obligations or shall convey, assign or transfer the mortgaged premises by deed, installment sale contract or other instrument, or
(b) if the title to the mortgaged premises shall become vested in any other person or party in any manner whatsoever, or (c) if there is any disposition (through one or more transactions) of legal or beneficial title to a controlling interest of said trustor or mortgagor. All payments under this Note shall be in immediately available United States funds, without setoff or counterclaim.

If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned's respective heirs, personal representatives, successors and assigns.

The undersigned waive(s) presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agree(s) that no extension or indulgence to the undersigned (or any of them) or release, substitution or nonenforcement of any security, or release or substitution of any of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any of the undersigned. The undersigned waive(s) all defenses or right to discharge available under Section 3-605 of the California Uniform Commercial Code and waive(s) all other suretyship defenses or right to discharge. The undersigned agree(s) that the Bank has the right to sell, assign, or grant participations, or any interest, in any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness. The undersigned agree(s) that the Bank may provide information relating to this Note or to the undersigned to the Bank's parent, affiliates, subsidiaries and service providers.

The undersigned agree(s) to reimburse the holder or owner of this Note for any and all costs and expenses (including without limit, court costs, legal expenses and reasonable attorney fees, whether inside or outside counsel is used, whether or not the suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or incurred in any other matter or proceeding relating to this Note.



CA 00179 (12-94)

The undersigned acknowledge(s) and agree(s) that there are no contrary agreements, oral or written, establishing a term of this Note and ????? that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word "undersigned" means, individually and collectively, each maker, accommodation party, indorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE IS MADE IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

THE MAXIMUM INTEREST RATE SHALL NOT EXCEED THE HIGHEST APPLICABLE USURY CEILING.

THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

THIS NOTE IS SUBJECT TO THE TERMS OF A REVOLVING LOAN AND SECURITY AGREEMENT DATED APRIL 16, 1997.


                FOR CORPORATIONS, PARTNERSHIPS, TRUST OR ESTATES



MASIMO CORPORATION                 By: [SIGNATURE]                     Its: Chief Financial Officer
------------------------------         ---------------------------          --------------------------
OBLIGOR NAME TYPED/PRINTED         SIGNATURE OF                        TITLE


23361 MADERO STREET, SUITE 100     By:                                 Its:
------------------------------         ---------------------------          --------------------------
STREET ADDRESS                     SIGNATURE OF                        TITLE


MISSION VIEJO                      By:                                 Its:
------------------------------         ---------------------------          --------------------------
CITY                               SIGNATURE OF                        TITLE


CA                     92691       By:                                 Its:
------------------------------         ---------------------------          --------------------------
STATE                 ZIP CODE     SIGNATURE OF                        TITLE


                    FOR INDIVIDUALS OR SOLE PROPRIETORSHIPS

                                NAME(S) OF OBLIGOR(S) (TYPE OR PRINT)     SIGNATURE(S) OF OBLIGOR(S)


                                   -------------------------------      ------------------------------


------------------------------     -------------------------------      ------------------------------
STREET ADDRESS

------------------------------     -------------------------------      ------------------------------
CITY

------------------------------     -------------------------------      ------------------------------
STATE                 ZIP CODE



------------------------------------------------------------------------------------------------------
                           For Bank Use Only                       CCAR #

------------------------------------------------------------------------------------------------------
Loan Officer Initials        Loan Group Name       Obligor(s) Name

THOMAS M. HICKS              HIGH TECH. SOUTH      MASIMO CORPORATION
------------------------------------------------------------------------------------------------------
Loan Officer I.D. No.        Loan Group No.        Obligor #            Note #           Amount

48711                        95829                                                       $1,750,000.00
------------------------------------------------------------------------------------------------------
CA 00179 (12-94)